                                                                   Exhibit 23(a)


               Consent of Ernst & Young LLP, Independent Auditors

               We consent to the incorporation by reference in this Registration Statement (Form S-8) of Bob Evans Farms, Inc. pertaining to the registration of 5,000,000 shares of its common stock pursuant to the Bob Evans Farms, Inc. 1998 Stock Option and Incentive Plan of our report dated May 29, 1998 with respect to the consolidated financial statements of Bob Evans Farms, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended April 24, 1998, and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                                    /s/ Ernst & Young LLP
                                                    ---------------------
                                                    Ernst & Young LLP


Columbus, Ohio
March 16, 1999